Exhibit 10.15

Patent License Agreement

Party A: Jiangsu Xinsihui Marine Technology Co., Ltd. (hereinafter referred to as "Party A")

Address:

Contact person:

Party B: INTERCONT CAYMAN LIMITED (hereinafter referred to as "Party B")

Address:

Contact person:

Whereas Party A owns all the patents listed in Appendix I (hereinafter referred to as "the Patents"), and through friendly consultation between Party A and Party B, and in accordance with the relevant Chinese laws and regulations, this Agreement is hereby established.

Article 1: Patent License Grant

1.1 Party A agrees to grant Party B the right to use the Patents on an exclusive basis, and Party B has the right to use the Patents for research, development, production, sales, and other lawful uses within the legal scope.

1.2 Party A warrants that no third party has any rights or claims to the Patents and that the Patents do not infringe upon the legal rights of others.

Article 2: Authorization Agreement and Agreement Duration

2.1 In view of the fact that Party A's patents have been supported by financial contributions from Party B during the research and development process, both parties have agreed that the authorization period shall including the preparation for the public listing and the three months after the listing. During this authorization period, Party B may use all patents free of charge.

2.2 Agreement Duration: The term of this Agreement is __1__ year, commencing from the date of signature and seal by both parties. If Party B has completed the listing within the term of this Agreement but the authorization period has not been fulfilled, the authorization period shall prevail; if Party B has not completed the listing by the expiration date, the term of this Agreement shall be automatically extended by six months. Party B has the right to use the patents reasonably within the term of the Agreement, but not beyond the scope of Party B's business and legal provisions.

Article 3: Intellectual Property Protection

3.1 Party B shall protect the intellectual property rights of the Patents in accordance with the law during the use of the Patents. Without the consent of Party A, Party B shall not illegally crack, copy, transfer, rent, or otherwise infringe upon the rights and interests of the Patents.

3.2 If Party B discovers any acts of infringement by others, it shall promptly notify Party A, and Party A shall decide whether to take legal action to protect the rights and interests of the Patents.

Article 4: Confidentiality Clause

4.1 After the conclusion of this Agreement, both parties shall treat the content of the Agreement as a trade secret and strictly keep the confidentiality obligation; without the written consent of the other party, neither party shall disclose the terms of the Agreement to a third party.

4.2 Both Party A and Party B shall fully keep confidential the trade secrets involved in their operations. All trade secrets, technical information, and other confidential materials and information that Party A or Party B comes to know or has access to in connection with the signing or performance of this Agreement shall be kept confidential. Without the written consent of the other party, neither party shall disclose or transfer such confidential information to any person or entity.

Confidential information includes but is not limited to the following content: intellectual property rights; financial information, including pricing and business information, etc.; the other party's business information; any information marked as "important" or "confidential" in any other form.

Confidential information does not include the following: information that is already known to the public; information that is independently and legally designed, developed, or obtained without exposure to confidential information; information required by law to be disclosed; facts of cooperation between the parties.

4.3 Both parties shall not use the trade secrets obtained in the process of facilitating the transaction to make any act against the other party, otherwise they have the right to require the other party to bear the liability for breach of contract.

The confidentiality obligations stipulated in this clause shall not be terminated, terminated, or revoked due to the termination or dissolution of this Agreement.

Article 5: Force Majeure

5.1 In the event of force majeure, if Party A or Party B or both parties are unable or cannot fully perform the obligations under this Agreement, neither party shall bear the liability for breach of contract. However, the party or both parties affected by the force majeure shall inform the other party in writing within 15 days after the occurrence of the force majeure and provide proof from the relevant department. Within a reasonable time after the impact of the force majeure is eliminated, one or both parties shall continue to perform the contract.

Article 6: Liability for Breach

6.1 Any party that fails to perform the terms of this contract or performs but does not meet the contract requirements shall be deemed to be in breach. The breaching party shall compensate the non-breaching party for all losses, including but not limited to liquidated damages, compensation, attorney's fees, litigation fees, notary fees, etc. The liquidated damages agreed upon by both parties are 10% of the total value of the patents in this Agreement.

6.2 If any party unilaterally terminates this contract, the breaching party shall pay the non-breaching party 10% of the total value of the patents as liquidated damages. If the liquidated damages are not sufficient to compensate for the losses caused to the non-breaching party, the breaching party shall make full compensation.

Article 7: Applicable Law and Dispute Resolution

7.1 The interpretation, execution, and dispute resolution of this Agreement shall be governed by the laws of the People's Republic of China.

7.2 If there is a dispute between the two parties regarding the interpretation and performance of this agreement, it shall be settled through friendly negotiation; If the negotiation fails, both parties may initiate arbitration with the Nanjing Arbitration Commission where the agreement is signed.

Article 8: Modification, Termination, and Expiration of the Agreement

8.1 After the effectiveness of this Agreement, neither Party A nor Party B may unilaterally modify or terminate this contract;

8.2 After friendly consultation, both Party A and Party B may modify or supplement this Agreement, but a written agreement must be signed to take effect;

8.3 If one party has one of the following situations, the other party has the right to unilaterally terminate this Agreement:

1) Using the patent for activities other than those agreed upon in this Agreement without authorization;

2) Being declared bankrupt, suspended, dissolved, suspended for rectification, or having its business license revoked;

3) Breaching the obligations of this Agreement and causing significant losses to the other party.

Article 9: Transfer Agreement and Other Matters

9.1 Without the written consent of both Party A and Party B, neither party may transfer or assign the Patents in any way during the term of this Agreement.

9.2 Party A undertakes that it is willing to transfer the patents listed in Annex I to Party B for compensation within one month after the expiration of the term of the agreement. Party B shall, within 15 working days before the expiration of the term of the agreement, clearly inform Party A in writing whether to acquire the patent. If both parties reach an agreement, they will sign a separate "Patent Transfer Agreement" to transfer all the patents listed in Appendix I to Party B, and Party B will pay the relevant transfer fees, with specific details to be agreed upon separately.

9.3 Appendix and supplementary agreements have the same legal effect as this Agreement.

9.4 This Agreement shall take effect upon the signature and confirmation of the authorized representatives of Party A and Party B, and shall have legal binding force; this Agreement is in duplicate, with each Party A and Party B holding one copy.

9.5 The place of contract signing is: Jiangsu Province, Nanjing City, Jianye District

(The following is not part of the text)

This page is the signing page

Party A:

Signature of Legal Representative or Agent:

Date of Signing:

Party B:

Signature of Legal Representative or Agent:

Date of Signing:

Appendix I: List of Patents Authorized and Related Information

Serial Number	Patent Name	Status/Application Number	Ownership
1	A Remote Application Control Device for Shipboard Pulping Operations	Accepted 202420899716.9	Jiangsu Xinsihui Marine Technology Co., LTD
2	A Ship-mounted Pulping-specific Waste Paper Raw Material Stacking Device on Ship	Accepted 202421439881.2	Jiangsu Xinsihui Marine Technology Co., LTD
3	A Stability Device for Ship-Mounted Pulping During Marine Transportation to Resist Swaying	Accepted 202421867422.4	Jiangsu Xinsihui Marine Technology Co., LTD
4	A Ship-mounted Pulping-specific Pulp Squeezing and Conveying Device	Accepted 202421667255.9	Jiangsu Xinsihui Marine Technology Co., LTD
5	A Pulp Sheet Grasping and Conveying Device for Shipboard Pulp Production	Accepted 202422064026.4	Jiangsu Xinsihui Marine Technology Co., LTD
6	A Pulp Sheet Stacking Device for Shipboard Pulp Production	Accepted 202421521503.9	Jiangsu Xinsihui Marine Technology Co., LTD
7	An Heavy Residue Collection Device for Shipboard Pulp Production	Accepted 202421794762.9	Jiangsu Xinsihui Marine Technology Co., LTD
8	A Pulp Sheet Stacking Device for Shipboard Pulp Production	Accepted 202421436590.8	Jiangsu Xinsihui Marine Technology Co., LTD
9	An Emergency and Simulation System Device for Shipboard Pulp Production	Accepted 202421937597.8	Jiangsu Xinsihui Marine Technology Co., LTD
10	A Hydraulic Sliding Watertight Door Control Device for Shipboard Pulp Production Compartments	Accepted 202421591384.4	Jiangsu Xinsihui Marine Technology Co., LTD

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